ORGANIZED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA

THE SOUTH FINANCIAL GROUP, INC.

0% MANDATORY CONVERTIBLE NON CUMULATIVE PREFERRED STOCK, SERIES 2008ND-NV

This Certifies that **Specimen**

is the owner of ***One Hundred*** Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 8th day of May A.D. 2008

President Secretary

SHARES No Par EACH

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.


CERTIFICATE FOR SHARES
100
THE SOUTH FINANCIAL GROUP, INC.
Mandatory Convertible Non-cumulative Preferred Stock Series 2008ND-NV
ISSUED TO
SAMPLE
DATE
May 8, 2008